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                            THERMOVIEW INDUSTRIES, INC.
                          1998 EMPLOYEE STOCK OPTION PLAN

                               INCENTIVE STOCK OPTION
                                 (NON-TRANSFERABLE)

                                 OPTION CERTIFICATE

ThermoView Industries, Inc., a Delaware corporation ("Company"), pursuant to action of the Board and in accordance with the ThermoView Industries, Inc. 1998 Employee Stock Option Plan ("Plan"), hereby grants an Incentive Stock Option ("Option") to Nelson E. Clemmens ("Employee") to purchase from the Company 200,000 shares of Stock, at an Option Price of $2.30 per share, which Option is subject to all of the terms and conditions set forth in this Option Certificate and in the Plan. This Option is granted effective as of November 1, 1998 ("Option Grant Date").


                              THERMOVIEW INDUSTRIES, INC.


                              By:       /s/ Stephen A. Hoffmann
                                 ------------------------------------------

                              Title:    Chief Executive Officer
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                                TERMS AND CONDITIONS


     Section 1. PLAN. This Option is subject to all the terms and conditions set forth in the Plan and this Option Certificate, and all of the terms defined in the Plan shall have the same meaning herein when such terms start with a capital letter. This Option is intended to satisfy the requirements of Section 422 of the Code. However, to the extent that this Option, when aggregated with all other "incentive stock options" (within the meaning of Section 422 of the Code) granted to Employee under stock option plans maintained by ThermoView, a Subsidiary or Parent Corporation exceeds the $100,000 limit in Section 7.2 of the Plan, this Option shall be treated as an NQO to the extent required by law. A copy of the Plan will be made available to Employee upon written request to the Chief Financial Officer of the Company.

     Section 2. ORDER OF EXERCISE. The exercise of this Option shall not be affected by the exercise or non-exercise of any other option (without regard to whether such option constitutes an "incentive stock option" within the meaning of Section 422 of the Code).

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     Section 3.     DATE EXERCISABLE.  This Option shall become exercisable
in accordance with the following schedule on any normal business day of the Company occurring on or after the first date set forth below and before the date this Option expires under Section 4.


                                        NUMBER OF SHARES FOR WHICH
          ON OR AFTER                   OPTION FIRST BECOMES EXERCISABLE

          November 1, 1998                       100,000
          December 31, 1998                      100,000

     The maximum number of shares of Stock which may be purchased by exercise of this Option on any such day shall equal the excess, if any, of (a) the total number of shares of Stock subject to this Option on the Option Grant Date, as adjusted in accordance with Section 14 of the Plan, and with respect to which this Option is vested, over (b) the number of shares of Stock which have previously been purchased by exercise of this Option, as adjusted in a manner consistent with Section 14 of the Plan.

     If at the time Employee intends to exercise any rights under this Option, Employee is an officer or is filing ownership reports with the Securities and Exchange Commission under Section 16(a) of the Exchange Act then Employee should consult with the Company before Employee exercises such rights because there may be additional restrictions upon the exercise of such rights.

     Section 4. LIFE OF OPTION. The Option shall expire when exercised in full; provided, however, the Option (to the extent not exercised in full) also shall expire immediately and automatically on the earlier of (a) the date which is the tenth anniversary of the Option Grant Date, (b) the date which is the fifth anniversary of the Option Grant Date, if Employee is a Ten Percent Shareholder on the Option Grant Date and the Option is an "incentive stock option" (within the meaning of Section 422 of the Code), (c) except in the case of death or Disability of Employee, the date (i) which is the 90th day after Employee is terminated at the initiative of the Company for any reason except "good cause," as such term is defined in Section 4.1 below or
(ii) upon which Employee is terminated at the initiative of the Company for "good cause" or resigns at Employee's own initiative for any reason or (d) the one year anniversary of the date Employee's employment terminates due to death or Disability. Employee shall be Disabled for purposes of the Plan if Employee meets the definition of disability set forth under the Company's long term disability plan, as amended from time to time. The Company shall determine whether Employee's employment terminates due to Disability.

          Section 4.1 For purposes of this Option, "good cause" for termination of Employee's employment shall exist only if (a) Employee is convicted of, pleads guilty to, or confesses to any act of fraud, misappropriation or embezzlement or to any felony, (b) Employee has engaged in a dishonest or disloyal act resulting in material damage or prejudice to the Company or (c)

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Employee has engaged in conduct or activities materially damaging or prejudicial to the property, business or reputation of the Company.

     Section 5.     METHOD OF EXERCISE OF OPTION.  Employee may (subject to
Section 3, Section 4, Section 11, Section 12, Section 13 and Section 16) exercise this Option in whole or in part (before the date this Option expires) on any normal business day of the Company by (1) delivering the Option Certificate to the Company at its principal place of business together with written notice of the exercise of this Option and (2) simultaneously paying to the Company the Option Price. The payment of such Option Price shall be made either in cash, by check acceptable to the Company, or by delivery to the Company of certificates (properly endorsed) for shares of Stock registered in Employee's name, or in any combination of such cash, check, and Stock which results in payment in full of the Option Price. Stock which is so tendered as payment (in whole or in part) of the Option Price shall be valued at its Fair Market Value on the date this Option is exercised.

     Section 6. DELIVERY. The Company's delivery of Stock pursuant to the exercise of this Option (as described in Section 5) shall discharge the Company of all of its duties and responsibilities with respect to this Option.

     Section 7. ADJUSTMENT. The Board shall have the right to make such adjustments to this Option as described under Section 14 of the Plan.

     Section 8. NONTRANSFERABLE. This Option shall not be transferable by Employee except by his will or by the laws of descent and distribution, and rights granted under this Option shall be exercisable during Employee's lifetime only by Employee. If this Option is exercisable after the death of Employee, the person or persons to whom this Option is transferred by will or by the laws of descent and distribution shall be treated as the Employee under this Option Certificate.

     Section 9. TERMINATION OF EMPLOYMENT. Neither the Plan, this Option nor any related material shall give Employee the right to continue in employment with the Company or any affiliate of the Company or shall adversely affect the right of the Company or affiliate terminate Employee's employment with or without cause at any time.

     Section 10. SHAREHOLDER STATUS. Employee shall have no rights as a shareholder with respect to any shares of Stock under this Option until such shares have been duly issued and delivered to Employee, and no adjustment shall be made for dividends of any kind or description whatsoever or for distributions of other rights of any kind or description whatsoever respecting such Stock except as expressly set forth in the Plan.

     Section 11. OTHER LAWS. The Company shall have the right to refuse to issue or transfer any Stock under this Option if the Company acting in its absolute discretion determines that the issuance or transfer of such Stock might violate any applicable law or regulation, and any payment tendered in such event to exercise this Option shall be promptly refunded to Employee.

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     Section 12.    SECURITIES REGISTRATION.  Employee may be requested by the
Company to hold any shares of Stock received upon the exercise of this Option for personal investment and not for purposes of resale or distribution to the public and Employee shall, if so requested by the Company, deliver a certified statement to that effect to the Company as a condition to the transfer of such Stock to Employee. Employee may be requested by the Company to deliver a certified statement to the Company that he or she will not sell or offer to sell any shares of Stock received upon the exercise of this Option unless a registration statement shall be in effect with respect to such Stock under the Securities Act of 1933, as amended, and the applicable state securities laws, or unless he or she shall furnish to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.
Certificates representing shares of Stock received upon the exercise of this Option may bear an appropriate restrictive legend reflecting the foregoing.

     Section 13. OTHER CONDITIONS. Employee shall (as a condition to the exercise of this Option) enter into any agreement or make any representations required by the Company related to the Stock to be acquired pursuant to the exercise of this Option, including any agreement which restricts the transfer of Stock acquired pursuant to the exercise of this Option and provides for the repurchase of such Stock by the Company under certain circumstances.

     Section 14. TAX WITHHOLDING. The Company shall have the right to withhold or retain from any payment to Employee (whether or not such payment is made pursuant to this Option) or take such other action as is permissible under the Plan which the Company deems necessary or appropriate to satisfy any income or other tax withholding requirements as a result of the exercise of this Option.

     Section 15. GOVERNING LAW. The Plan and this Option shall be governed by the laws of the State of Nevada.

     Section 16. MODIFICATION, AMENDMENT, AND CANCELLATION. The Company shall have the right unilaterally to modify, amend, or cancel this Option in accordance with the terms of the Plan, and, in particular, shall have the right under Section 15 of the Plan to cancel this Option as of any date before the effective date of a sale or other corporate transaction described in Section 15 of the Plan.

     Section 17. BINDING EFFECT. This Option shall be binding upon the Company and Employee and their respective heirs, executors, administrators and successors.

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                                 OPTION EXERCISE FORM


                           (To be executed by Employee to
                       exercise the rights to purchase Stock
                         evidenced by the foregoing Option)


TO:  THERMOVIEW INDUSTRIES, INC.

     The undersigned hereby exercises the right to purchase ______ shares of Stock covered by the attached Option in accordance with the terms and conditions thereof, and herewith makes payment of the Option Price for such shares in full.


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                                   Signature



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                                   Address


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                                   Social Security Number

Dated:
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